Exhibit 3.2

RESTATED BYLAWS

OF

SURMODICS, INC.

ARTICLE 1.

OFFICES

     1.1) Offices. The principal office of the corporation shall be 6316 Barrie Road, Edina, Minnesota, and the corporation may have offices at such other places within or without the State of Minnesota as the Board of Directors shall from time to time determine or the business of the corporation requires.

ARTICLE 2.

MEETINGS OF SHAREHOLDERS

     2.1) Annual Meeting. The annual meeting of the shareholders of the corporation entitled to vote shall be held at the principal office of the corporation or at such other place, within or without the State of Minnesota, as is designated by the Board of Directors, or by written consent of all the shareholders entitled to vote thereat, at such time on such day of each year as shall be determined by the Board of Directors or by the President. At the annual meeting, the shareholders, voting as provided in the Articles of Incorporation, shall elect directors and shall transact such other business as shall properly come before the meeting.

     2.2) Special Meetings. Special meetings of the shareholders entitled to vote shall be called by the Secretary at any time upon request of the Chairman of the Board, the President or the Board of Directors (acting upon majority vote), or upon request by shareholders holding ten percent (10%) or more of the voting power of the shareholders.

     2.3) Notice of Meetings. There shall be mailed to each shareholder entitled to vote, at his address as shown by the books of the corporation, a notice setting out the place, date and hour of the annual meeting or any special meeting, which notice shall be mailed at least five (5) days prior to the date of the meeting; provided, that (i) notice of a meeting at which an agreement of merger or consolidation is to be considered shall be mailed to all shareholders of record, whether or not entitled to vote, at least two (2) weeks prior thereto, (ii) notice of a meeting at which a proposal to dispose of all, or substantially all, of the property and assets of the corporation is to be considered shall be mailed to all shareholders of record, whether or not entitled to vote, at least ten (10) days prior thereto, and (iii) notice of a meeting at which a proposal to dissolve the corporation or to amend the Articles of Incorporation is to be considered shall be mailed to all shareholders of record, whether or not entitled to vote, at least ten (10) days prior thereto. Notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to purposes stated in the notice. Attendance at a meeting by any shareholder, without objection in writing by him, shall constitute his waiver of notice of the meeting.

     2.4) Quorum and Adjourned Meetings. The holders of a majority of all shares outstanding and entitled to vote, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any annual or special meeting of the shareholders. In case a quorum is not present at any meeting, those present shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of voting shares shall be represented. At such adjourned meetings at which the required amount of voting shares shall be represented, any business may be transacted which might have been transacted at the original meeting.

     2.5) Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder shall have one (1) vote for each share having voting power standing in his name on the books of the corporation except as may be otherwise required to provide for cumulative voting (if not denied by the Articles). Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting shall be by ballot. All elections shall be determined and all questions decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum except in such cases as shall otherwise be required by statute, the Articles of Incorporation or these Bylaws. Except as may otherwise be required to conform to cumulative voting procedures, directors shall be elected by a plurality of the votes cast by holders of shares entitled to vote thereon.

     2.6) Record Date. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against transfer of shares during the whole or any part of such period. In the absence of action by the Board, only shareholders of record twenty (20) days prior to a meeting may vote at such meeting.

     2.7) Order of Business. The suggested order of business at the annual meeting and, to the extent appropriate, at all other meetings of the shareholders shall, unless modified by the presiding chairman, be:

          (a) Call of roll
          (b) Proof of due notice of meeting or waiver of notice
          (c) Determination of existence of quorum
          (d) Reading and disposal of any unapproved minutes
          (e) Annual reports of officers and committees
          (f) Election of directors
          (g) Unfinished business
          (h) New business
          (i) Adjournment.

ARTICLE 3.

DIRECTORS

     3.1) General Powers. The property, affairs and business of the corporation shall be managed by a Board of Directors.

     3.2) Number, Term, Election and Qualifications. At each annual meeting the shareholders shall determine the number of directors, which shall be not less than three; provided, that between annual meetings the authorized number of directors may be increased by the shareholders or Board of Directors or decreased by the shareholders. However, notwithstanding the foregoing no increase or decrease in the number of directors may be effected except according to the further provisions contained in this Section 3.2. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1999 Annual Meeting of Shareholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of the shareholders beginning in 2000, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, or until his or her resignation or removal from office. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain, as nearly as possible, an equal number of directors in each class. In the event an increase or decrease makes it impossible to maintain an equal number of directors in each class, increases shall be allocated to the class or classes with the longest remaining term, and decreases shall be allocated to the class with the shortest remaining term. Any director elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no event will a decrease in the number of directors result in the elimination of an entire class of directors, cause any class to contain a number of directors two or more greater than any other class, or shorten the term of any incumbent director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. No amendment to these Bylaws shall alter, change or repeal any of the provisions of this Section 3.2 unless the amendment effecting such alteration, change or repeal shall receive the affirmative vote of the holders of two-thirds (2/3) of all shares of stock of the corporation entitled to vote on all matters that may come before each meeting of shareholders.

     3.3) Vacancies. Vacancies on the Board of Directors shall be filled by the remaining members of the Board, though less than a quorum; provided that newly created directorships resulting from an increase in the authorized number of directors shall be filled by two-thirds (2/3) of the directors serving at the time of such increase. Persons so elected shall be directors until their successors are elected by the shareholders, who may make such election at their next annual meeting or at any special meeting duly called for that purpose.

     3.4) Quorum and Voting. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business except that when a vacancy or vacancies exist, a majority of the remaining directors (provided such majority consists of not less than two directors) shall constitute a quorum. Except as otherwise provided in the Articles of Incorporation or these Bylaws, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

     3.5) First Meeting. As soon as practicable after each annual election of directors, the Board of Directors shall meet for the purpose of organization, electing or appointing officers of the corporation, and transaction of other business, at the place where the shareholders’ meeting is held or at the place where regular meetings of the Board of Directors are held. No notice of such meeting need be given. Such first meeting may be held at any other time and place specified in a notice given as hereinafter provided for special meetings or in a waiver of notice signed by all the directors.

     3.6) Regular Meetings. Regular meetings of the Board of Directors shall be held from time to time at such time and place as may from time to time be fixed by resolution adopted by a majority of the entire Board of Directors. No notice need be given of any regular meeting.

     3.7) Special Meetings. Special meetings of the Board of Directors may be held at such time and place as may be designated in the notice or the waiver of notice of the meeting. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or by any two (2) directors. Unless notice shall be waived by all directors, notice of such special meeting (including a statement of the purposes thereof) shall be given to each director at least twenty-four (24) hours in advance of the meeting if oral or two (2) days in advance of the meeting if by mail, telegraph or other written communication; provided, however, that meetings may be held without waiver of notice from or giving notice to any director while he is in the armed forces of the United States or outside the continental limits of the United States. Attendance at a meeting by any director, without objection in writing by him, shall constitute a waiver of notice of such meeting.

     3.8) Compensation. Directors who are not salaried officers of the corporation shall receive such fixed sum per meeting attended or such fixed annual sum as shall be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

     3.9) Executive Committee. The Board of Directors may, by unanimous affirmative action of the entire Board, designate two or more of its number to constitute an Executive Committee, which, to the extent determined by unanimous affirmative action of the entire Board, shall have and exercise the authority of the Board in the management of the business of the corporation. Any such Executive Committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board.

     3.10) Order of Business. The suggested order of business at any meeting of the Board of Directors shall, to the extent appropriate and unless modified by the presiding chairman, be:

          (a) Roll call
          (b) Proof of due notice of meeting or waiver of notice, or unanimous presence and declaration by President

          (c) Determination of existence of quorum
          (d) Reading and disposal of any unapproved minutes
          (e) Reports of officers and committees
          (f) Election of officers
          (g) Unfinished business
          (h) New business
          (i) Adjournment.

     3.11) Removal. Directors may be removed only for cause by vote of the shareholders or for cause by vote of a majority of the entire Board of Directors. No amendment to these Bylaws shall alter, change or repeal any of the provisions of this Section 3.2 unless the amendment effecting such, alternation, change or repeal shall receive the affirmative vote of the holders of two-thirds (2/3) of all shares of stock of the corporation entitled to vote on all matters that may come before each meeting of shareholders.

ARTICLE 4.

OFFICERS

     4.1) Number and Designation. The Board of Directors shall elect a President, a Secretary and a Treasurer, and may elect or appoint a Chairman of the Board, one or more Vice Presidents, and such other officers and agents as it may from time to time determine. Any two of the offices except those of President and Vice President may be held by one person.

     4.2) Election, Term of Office and Qualifications. At each annual meeting of the Board of Directors, the Board shall elect the officers provided for in Section 4.1 and such officers shall hold office until the next annual meeting of the Board or until their successors are elected or appointed and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the entire Board of Directors (without prejudice, however, to any contract rights of such officer).

     4.3) Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman, President or Secretary. The resignation shall take effect at the time specified in the notice and, unless otherwise specified therein, acceptance of the resignation shall not be necessary to make it effective.

     4.4) Vacancies in Office. If there be a vacancy in any office of the corporation, by reason of death, resignation, removal or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors at any regular or special meeting.

     4.5) Chairman of the Board. The Board of Directors may, in its discretion elect one of its number as Chairman of the Board. The Chairman shall preside at all meetings of the shareholders and of the Board and shall exercise general supervision and direction over the more significant matters of policy affecting the affairs of the corporation, including particularly its financial and fiscal affairs. The Chairman of the Board may call a meeting of the Board whenever he deems it advisable.

     4.6) President. The President shall have general active management of the business of the corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of the shareholders and Board of Directors. He shall be the chief executive officer of the corporation and shall see that all orders and resolutions are carried into effect. He shall be ex-officio a member of all standing committees and shall perform all duties usually incident to the office of President and such other duties as may from time to time be assigned to him by the Board.

     4.7) Vice President. Each Vice President shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors. In the event of absence or disability of the President, the Board of Directors may designate a Vice president or Vice Presidents to succeed to the powers and duties of the President.

     4.8) Secretary. The Secretary shall be secretary of and shall attend all meetings of the shareholders and Board of Directors. He shall act as clerk thereof and shall record all the proceedings of such meetings in the minute book of the corporation. He shall give proper notice of meetings of shareholders and directors. He may, with the Chairman of the Board, President or Vice President, sign all certificates representing shares of the corporation and shall perform the duties usually incident to his office and such other duties as may be prescribed by the Board of Directors from time to time.

     4.9) Treasurer. The Treasurer shall keep accurate accounts of all monies of the corporation received or disbursed, and shall deposit all monies, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time. He shall have power to endorse for deposit the funds of the corporation as authorized by the Board of Directors. He shall render to the Chairman of the Board, President and the Board of Directors, whenever required, an account of all of his transactions as Treasurer and statements of the financial condition of the corporation, and shall perform the duties usually incident to his office and such other duties as may be prescribed by the Board of Directors from time to time.

     4.10) Other Officers. The Board of Directors may appoint one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers, agents and employees as the Board may deem advisable. Each officer, agent or employee so appointed shall hold office at the pleasure of the Board and shall perform such duties as may be assigned to him by the Board, Chairman of the Board or President.

ARTICLE 5.

INDEMNIFICATION

     5.1) Indemnification of Directors and Officers. To the full extent permitted by Minnesota Statutes, Section 301.095, as amended from time to time, or by other provisions of law, each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, wherever brought, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation or by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the corporation, shall be indemnified by the corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided, however, that the indemnification with respect to a person who is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall apply only to the extent such person is not indemnified by such other corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by this section shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

     5.2) Indemnification of Employees and Agents. Each person who is not eligible for indemnification pursuant to Section 5.1 above and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, wherever brought, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an employee or agent of the corporation or by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified by the corporation by action of the Board of Directors to the extent permitted and in accordance with the procedures described by Minnesota Statutes, Chapter 301, as amended from time to time, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided, however, that the indemnification with respect to a person who is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall apply only to the extent such person is not indemnified by such other corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by this section shall continue as to a person who has ceased to be an employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     5.3) Nonexclusivity. The foregoing right of indemnification in the case of a director or officer and permissive indemnification in the case of an agent or employee shall not be exclusive of other rights to which a director, officer, employee or agent may be entitled as a matter of law.

     5.4) Advance Payments. To the full extent permitted by Minnesota Statutes, Section 301.095, as amended from time to time, or by other provisions of law, the corporation may pay in advance of final disposition expenses incurred in actions, suits and proceedings specified in Sections 5.1 and 5.2 above.

     5.5) Insurance. To the full extent permitted by Minnesota Statutes, Section 301.095, as amended from time to time, or by other provisions of law, the corporation may purchase and maintain insurance on behalf of any indemnified party against any liability asserted against such person and incurred by such person in such capacity.

ARTICLE 6.

SHARES AND THEIR TRANSFER

     6.1) Certificated and Uncertificated Shares.

     (a) Form of Shares. The shares of the corporation shall be either certificated shares or uncertificated shares. Each holder of duly issued certificated shares is entitled to a certificate of shares.

     (b) Form of Certificates. Each certificate of shares of the corporation shall bear the corporate seal, if any, and shall be signed by the Chief Executive Officer, or the President or any Vice President, and the Chief Financial Officer, or the Secretary or any Assistant Secretary, but when a certificate is signed by a transfer agent or a registrar, the signature of any such officer and the corporate seal upon such certificate may be facsimiles, engraved or printed. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the corporation, the certificate may be issued by the corporation, even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

     (c) Designations. A certificate representing shares issued by the corporation shall, if the corporation is authorized to issue shares of more than one class or series, set forth upon the face or back of the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series.

     (d) Classes of Uncertificated Shares. The Board of Directors may determine that some or all of any or all classes and series of the shares of the corporation will be uncertificated shares. Any such determination shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation.

     6.2) Stock Record. As used in these Bylaws, the term “shareholder” shall mean the person, firm or corporation in whose name outstanding shares of capital stock of the corporation are currently registered on the stock record books of the corporation. A record shall be kept of the name of the person, firm or corporation owning the stock represented by such certificates respectively, the respective dates thereof and, in the case of cancellation, the respective dates of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled (except as provided for in Section 6.4 of this Article 6).

     6.3) Transfer of Shares. Shares of the corporation may be transferred only on the books of the corporation by the holder thereof, in person or by such person’s attorney. In the case of certificated shares, shares shall be transferred only upon surrender and cancellation of certificates for a like number of shares. The Board of Directors, however, may appoint one or more transfer agents and registrars to maintain the share records of the corporation and to effect transfers of shares.

     6.4) Lost Certificates. Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in a form and with one or more sureties satisfactory to the Board of Directors of at least double the value, as determined by the Board of Directors, of the stock represented by such certificate in order to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have destroyed or lost.

ARTICLE 7.

GENERAL PROVISIONS

     7.1) Dividends. Subject to the provisions of the Articles of Incorporation and of these Bylaws, the Board of Directors may declare dividends from the net earnings or net assets of the corporation available for dividends whenever and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable.

     7.2) Surplus and Reserves. Subject to the provisions of the Articles of incorporation and of these Bylaws, the Board of Directors in its discretion may use and apply any of the net earnings or net assets of the corporation available for such purpose to purchase or acquire any of the shares of the capital stock of the corporation in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, or from time to time may set aside from its net assets or net earnings such sums as it, in its absolute discretion, may think proper as a reserve fund to meet contingencies, for the purpose of maintaining or increasing the property or business of the corporation, or for any other purpose it may think conducive to the best interests of the corporation.

     7.3) Fiscal Year. The fiscal year of the corporation shall be established by the Board of Directors.

     7.4) Seal. The corporation shall have such corporate seal or no corporate seal as the Board of Directors shall from time to time determine.

     7.5) Securities of Other Corporations.

          (a) Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation (i) to attend and to vote at any meeting of security holders of other companies in which the corporation may hold securities; (ii) to execute any proxy for such meeting on behalf of the corporation and (iii) to execute a written action in lieu of a meeting of such other company on behalf of this corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

          (b) Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other company owned by the corporation and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

ARTICLE 8.

MEETINGS

     8.1) Waiver of Notice. Whenever any notice whatsoever is required to be given by these Bylaws, the Articles of Incorporation or any of the laws of the State of Minnesota, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be deemed equivalent to the actual required notice.

     8.2) Participation by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear and communicate with each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting. The place of the meeting shall be deemed to be the place of origination of the conference telephone call or similar communication technique.

     8.3) Authorization Without Meeting. Any action of the shareholders, the Board of Directors, or any lawfully constituted Executive Committee of the corporation which may be taken at a meeting thereof, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to notice of a meeting for such purpose, by all of the directors, or by all of the members of such Executive Committee, as the case may be.

ARTICLE 9.

AMENDMENTS OF BYLAWS

     9.1) Amendments. Except as otherwise provided in specific provisions of these Bylaws, these Bylaws may be altered, amended, added to or repealed by the affirmative vote of a majority of the members of the Board of Directors at any regular meeting of the Board or at any special meeting of the Board called for that purpose, subject to the power of the shareholders to change or repeal such Bylaws and subject to any other limitations on such authority of the Board provided by the Minnesota Business Corporation Act.